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                                                                     EXHIBIT 4.4

                               SECURITY AGREEMENT

                                     PLEDGE

                                 By and Between

                              VERIDIEN CORPORATION

                                    "Debtor"



                                      and



                         DUNVEGAN MORTGAGE CORPORATION

                                "Secured Party"



                      Dated the   19TH    day of October, 1995
                                ---------


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                          SECURITY AGREEMENT - PLEDGE

         VERIDIEN CORPORATION, a Delaware corporation (the "Debtor"), and DUNVEGAN MORTGAGE CORPORATION, a Delaware corporation (the "Secured Party"), agree as follows:


                            Section 1.       General Terms

         1.1 Secured Obligations. Debtor hereby grants to Secured Party a security interest in the property described in Section 1.2 of this Agreement (the "Collateral") to secure the performance and payment of (i) that certain master promissory note ("Note") in the aggregate maximum principal amount of $2,500,000.00, plus accrued interest thereon, of even date herewith and executed by Debtor herein and issued by Debtor pursuant to that certain Loan and Security Agreement of even date herewith entered into by and between Debtor and Secured Party (the "Loan Agreement"); (ii) all renewals and extensions of the Note; (iii) any other obligations and indebtedness to Secured Party of whatever kind and wherever or however created or incurred, (iv) this Agreement, the Loan Agreement and all documents executed in connection therewith or as security therefor (all of the foregoing described in this Section 1 being the "Secured Indebtedness").

         1.2 The Collateral. The Collateral of this Agreement is all of the issued and outstanding capital stock of ROST, INC. and MARQUIT MANUFACTURING SPECIALITIES ("Pledged Stock") of Debtor. "Collateral" as used in this Agreement, includes the Pledged Stock, and, without limitation, any stock rights, rights to subscribe, liquidating dividends, stock dividends, property, cash distributions, dividends paid in stock, new securities, cash dividends or other property which Debtor may hereafter become entitled to receive on account of the collateral. The Collateral of this Agreement also includes the proceeds of any and all property described above including goods and intangible personal property.

         1.3 Additional Obligations Secured. Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to the terms of this Agreement. Debtor shall pay to Secured Party on demand all expenses and expenditures, including attorneys' fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interest, rights, and remedies under this Agreement, plus interest thereon at the maximum non-usurious rate of interest permitted by applicable law with respect to Debtor. Debtor shall pay immediately, without notice, the entire unpaid indebtedness of Debtor to Secured Party, whether created or incurred pursuant to this Agreement, the Loan Agreement, or otherwise, upon Debtor's default under this Agreement.


                   Section 2.       Representations and Warranties

         Debtor represents, warrants and agrees that:

         2.1 Information. All financial or credit statements and all other information delivered or to be delivered to Secured Party by Debtor are true, correct and complete.

         2.2 Ownership of Collateral. Debtor represents that the Collateral represents 100% of the issued and outstanding stock of both Rost, Inc. and Marquit Manufacturing Specialities. Debtor is the legal and equitable owner of the Collateral free and clear of all other liens, security interests, charges and encumbrances of every kind and nature. The Collateral is duly authorized, validly issued, fully paid and, non-assessable; the Debtor has legal title to the Collateral and good right and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated; and no consent or approval of any governmental body or regulatory authority, or



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any securities exchange, is or will be necessary to the validity of the rights created under this Agreement as to the collateral.

         2.3 Defending the Collateral. Debtor will defend the Collateral and its proceeds against the claims and demands of all third persons.

         2.4 Secured Party's Duty. Secured Party's duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of collateral in Secured Party's possession.

         2.5 Waiver. Demand, notice, protest and all demands and notices of any action taken by Secured Party under this Agreement or in connection with any indebtedness of Debtor to Secured Party, are hereby waived, and any indulgence of Secured Party, substitution for, exchange of or release of Collateral, in whole or in part, or addition or release of any person liable on the collateral is hereby assented and consented to by Debtor.

         2.6 Non-liability of Secured Party. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to take necessary steps to preserve rights against prior parties or to enforce collection of the collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party, and at Secured Party's option, applying the amount or amounts so received, after deduction of any collection costs incurred, as payment upon the indebtedness of Debtor to Secured Party secured by the provisions of this Agreement, or holding same for the account and order of Debtor.

         2.7 Payment of Charges by Debtor. Debtor shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral. Upon Debtor's failure to pay, Secured Party at its option may pay any tax, charge, lien or assessment and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the indebtedness secured by this Agreement and shall be paid to Secured Party by Debtor immediately and without demand, with interest thereon from the date of payment by Secured Party at the maximum non-usurious rate of interest permitted by applicable law with respect to Debtor.


                          Section 3.         Events of Default

         As used herein the term "Event of Default" shall have the same meaning which is assigned to it in the Loan Agreement.


                     Section 4.     Rights Exclusive of Default

         4.1 Assignment Permitted. This Agreement, Secured Party's rights hereunder or the indebtedness hereby secured may be assigned from time to time, and in any such case the Assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party.

         4.2 Agents; Delivering to Secured Party. Secured Party shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral. For the better perfection of the Secured Party's rights in and to the Collateral and to facilitate implementation of such rights, Debtor shall, insofar as possible, cause all the certificates, document and other instruments evidencing,




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representing or otherwise comprising the Collateral, to be delivered directly to the Secured Party, as the Secured Party shall from time to time direct, immediately upon any of the same becoming part of the Collateral. Secured Party is hereby authorized to execute on behalf of the Debtor, all documents reasonably necessary to effect the delivery of the Collateral directly to Secured Party. Secured Party may, at any time transfer the collateral to itself or its nominees, receive income, including money thereon and hold the income as collateral or apply the income to any of the indebtedness secured by this Agreement, the manner and distribution of the application to be in the sole discretion of Secured Party. Secured Party shall have the right at any time and from time to time (whether before or after an Event of Default) to notify and direct the issuer or obligor to make all payments, dividends and distributions regarding the Collateral directly to Secured Party. Secured Party shall have the authority to demand of the issuer or obligor and to receive and receipt for any and all payments, dividends or other distribution payable in respect thereof, regardless of the medium in which paid and whether they are ordinary or extraordinary. Each issuer and obligor making payment of Secured Party hereunder shall be fully Protected in relying on the written statement of Secured Party that Secured Party then holds a security interest which entitles Secured Party to receive such payment and receipt by Secured Party for such payment shall be full acquittance therefor to the one making such payments.

         4.3      Exercise of Voting and/or Consensual Rights; Cash Dividends.

         (a)      (i)      The Debtor shall be entitled to exercise any and all
         voting and/or consensual rights and powers relating or pertaining to the Collateral or any party thereof for any purpose not inconsistent with the terms of this Agreement, until (x) the occurrence of an Event of Default shall have occurred and be continuing, and (y) written notification to Debtor by the Secured Party that Secured Party intends to exercise the rights granted to Debtor under this Section 4.3 (a)
         (i).

                  (ii) Any and all cash dividends, other cash payments paid on the Collateral, any and all stock and/or liquidating dividends, distributions in property, or cash returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the capital stock or received in exchange for Collateral or any party thereof or as a result of any merger, reorganization, consolidation, acquisition or other exchange of assets, and any and all cash and other property received in redemption of or in exchange for any Collateral (either at maturity, upon call for redemption or otherwise), shall be and become a part of the Collateral and, if received by the Debtor, shall be held in trust for the benefit of the Secured Party and shall forthwith be delivered to the Secured Party or its designated agent to be, at Secured Party's sole option, either (x) retained by the Secured Party as part of the Collateral or (y) applied against the indebtedness secured hereby, regardless of whether such indebtedness is then due and payable. Debtor agrees to execute any additional documents, including the proper instruments of assignment or stock power, with respect to Collateral delivered to Secured Party.

         (b)      (i)      Upon the occurrence and during the continuance of
         any Event of Default, and upon the giving of the notice referred to in
         Section 4.3 (a) (i), all rights of the Debtor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 4.3 (a) (i) prior to such notice shall cease.

                  (ii) Upon the occurrence of an Event of Default and the giving of notice referred to in Section 4.3 (a) (i), all such rights referred to in Section 4.3 (a) (i) shall thereupon become vested in the Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers.




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         (c)      For the foregoing purposes in this Section 4.3 Debtor hereby names, constitutes and appoints the Secured Party as Debtor's proxy in the Debtor's name, place and stead to vote any and all of the securities, as such proxy may elect, for and in the name, place and stead of Debtor, as to all matters coming before shareholders, such proxy to be irrevocable and being coupled with an interest. The rights, powers and authority of said proxy shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified until all the Secured Indebtedness has been fully satisfied.


                   Section 5.       Rights in the Event of Default

         Upon the occurrence of an Event of Default and at any time thereafter,

         (a) Secured Party may declare all obligations secured hereby immediately due and payable.

         (b) Secured Party shall have the rights and remedies provided in the Delaware Business and Commerce Code in force at the date of execution of this Agreement and under other applicable laws of each state having jurisdiction over the Collateral of any part thereof.

         (c) In addition to the rights and remedies referred to above, Secured Party may, in its discretion, sell, assign and deliver all or any part of the Collateral at any broker's board or at public or private sale without notice or advertisement, and bid and become purchaser at any public sale or at any Broker's Board.

         (d) If notice to Debtor is required by the Delaware Business and Commerce Code or other applicable law of public or private sale of Collateral, Secured Party may fulfill said notice requirement by giving written notice to Debtor ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made, by mailing such notice to Debtor at the address designated in this Agreement. Secured Party may apply the proceeds of any disposition of Collateral available for satisfaction the indebtedness secured hereby in any order of preference which Secured Party, in its sole discretion, chooses.

         (e) Secured Party may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as secured Party, in its sole discretion, chooses. Secured Party may delay exercising or omit to exercise any right or remedy under this Agreement without waiving that or any other past, present or future right or remedy, except in writing signed by Secured Party.

         (f) Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

         (g) The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

         (h) SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, DEBTOR RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARMS



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LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED
PARTY FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

         (i) Debtor agrees that in performing any act under this Agreement that time shall be of the essence and that Secured Party's acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor or any right of Secured Party or constitute a waiver of any other similar default subsequently occurring.

         (j) Debtor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, whether at foreclosure or at other private sale, the Collateral pledged hereunder, specifically, Debtor agrees to comply fully with the security laws of the United States of America and applicable state securities laws and to take such action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws. Without limiting the foregoing, Debtor, at its own expense, upon request of Secured Party, agrees to affect and obtain such registration, filings, statements, rulings, consents and other matters as Secured Party may request.

         (k) Debtor hereby appoints the President or any Vice President of Secured Party, its attorney-in-fact to complete, execute and file with the United States Securities and Exchange commission one or more notices of proposed sale of security pursuant to Rule 144 under the Securities Act of 1933 and/or any similar filings or notices with any applicable state agencies, and said attorney-in-fact shall have the full power and authority to do, take and perform every act necessary to be done in the exercise of that right as fully as Debtor might or could do if personally present. This power shall be irrevocable and deemed coupled with an interest. The rights pursuant of said attorney-in-fact herein granted shall commence and be in full force and effect from the date of this agreement and shall remain in full force and effect and shall not be rescinded, revoked, terminated, amended or otherwise modified until the Secured Indebtedness has been full satisfied.

         (1) Because of applicable securities laws, including without limitation, the Securities Act of 1933 and applicable state securities laws, there may be legal restrictions or limitations affecting attempts of Secured Party to dispose of the Collateral in enforcement of its rights and remedies hereunder. Secured Party is hereby authorized by Debtor, but not obligated, in the event of any default hereunder, to sell all or any part of the Collateral at private sale, subject to investment letters or in any other manner which will not require the Collateral or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other applicable securities law or regulation. Debtor specifically agrees that under these circumstances such a sale is a commercially reasonable method of disposition of the Collateral. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of a sale or disposition of any of the Collateral. Debtor acknowledges that Secured Party may, in its reasonable discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if the same were registered and sold in the open market. Debtor agrees that such private sale shall constitute a commercially reasonable method of disposing of the Collateral in view of the time, expense, and potential liability to the parties of such transactions of registration of the Collateral in accordance with applicable securities laws.



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                            Section 6.       Miscellaneous

         6.1 Pronouns. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasions may require.

         6.2 Parties. "Secured Party" and "Debtor" as used in this instrument include the successors, representatives, receivers, and assigns of those parties.

         6.3 Defined Terms. Terms used in this instrument which are defined in the Uniform Commercial Code as adopted in Delaware are used with the meanings as therein defined.

         6.4 Applicable Law, Place of Payment. The law governing this secured transaction shall be that of the State of Delaware in force at the date of this instrument, and all payment and obligations hereunder shall be made and performed in Wilmington, Delaware.

         6.5 Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and the same shall be given and shall be deemed to have been served and given if delivered in person to the address set forth in this Agreement for the party to whom the notice is given, or placed in the United States mail, postage prepaid, by registered or certified mail, addressed to the party at the address as follows and the date of mailing shall be deemed to be the date of notice.

         (a)      If to "Debtor"

                  Veridien Corporation
                  800 Sarasota Quay
                  Sarasota, Florida 34236

         (b)      If to "Secured Party"

                  Dunvegan Mortgage Corporation
                  222 Delaware Avenue
                  P 0 Box 2306
                  Wilmington, Delaware 19899

         6.6 Severability. In the event any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other terms or provisions of this Agreement and, to the extent permitted by applicable law, a valid, legal and enforceable provision substantially similar to the invalid, illegal or unenforceable provision shall be substituted in lieu thereof.

         6.7 Waiver of Rights. In the event that Debtor is not the Borrower or Maker as defined in the Note, Debtor waives any right to require Secured Party to file suit against the Borrower or Maker or take any other action against Borrower or Maker or Borrower's or Maker's property as a prerequisite to Secured Party's taking any action or bringing any suit against Debtor under this Security Agreement.

         6.8 Joint and Several Liability. If this Security Agreement is executed by more than one Debtor, the obligations of all such Debtor's shall be joint and several.

         6.9 Savings Clause. Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the secured Indebtedness, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable




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usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Debtor nor his heirs, legal representatives, successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that is in excess of the maximum non-usurious interest rate permitted by applicable law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Secured Indebtedness either applied as a credit against the then unpaid principal amount thereof or refunded to the make thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum non-usurious interest rate permitted under the applicable usury laws as now or hereafter construed by courts having Jurisdiction.

         6.10 Secured Party shall have the right to syndicate, assign or participate its interest herein, in whole or in part, to one or more parties without limitation. In such event, the term Secured Party herein shall refer to all such assignees or participants. Debtor agrees that any such assignment may be made without notice and further agrees to cooperate fully with Secured Party in the execution of any such assignment and further agrees to execute such documents as Secured Party may from time to time require in connection with any such assignment, participation or syndication.

         EXECUTED on this the   19th   day of    October      , 1995.
                              --------        ----------------

Debtor:                                      VERIDIEN CORPORATION
                                             a Delaware corporation



                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------


Secured Party:                               DUNVEGAN MORTGAGE CORPORATION
                                             a Delaware corporation



                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------


                [SIGNATURE PAGE TO SECURITY AGREEMENT - PLEDGE]




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